Strictly Confidential

November 27, 2023

Kevin Landis

Chairman of the Board

Firsthand Technology Value Fund, Inc.

Investment Banking Agreement

Dear Mr. Landis:

We are pleased to confirm our mutual understanding regarding the retention of Ladenburg Thalmann & Co. Inc. (“Ladenburg”) by Firsthand Technology Value Fund, Inc., its subsidiaries, affiliates, beneficiaries, successors, and assigns (collectively, the “Fund”), subject to the terms and conditions of this agreement (the “Agreement”).

1.	Purpose of Engagement. Ladenburg will assist the Fund as its exclusive financial advisor in connection with exploring strategic alternatives and completing a Transaction to enhance shareholder value. For purposes of this Agreement, a “Transaction” shall mean: (i) any merger, consolidation, reorganization, recapitalization, business combination or other transaction pursuant to which the Fund is acquired by, acquires, is combined with, or enters into a joint venture with, another party or (ii) any transaction whereby the Fund undertakes a sale or divestiture of all or a substantial portion of its current business or assets to a buyer brought to the Fund by Ladenburg or (iii) any transaction which results in a change (including a restructuring of the ownership / control) of the Fund’s investment advisor related to or in connection with an action or event described under subparagraphs (i) and (ii) of this Section 1.

2.	Term. The term of this Agreement shall be for a period commencing on of the date hereof and expiring on the earlier of twelve (12) months from the date hereof or the final closing of a Transaction, unless sooner terminated or extended pursuant to the following sentences (the “Term”). On or after twelve (12) months from the date hereof, Ladenburg or the Fund may terminate this Agreement upon at least thirty (30) days prior written notice to the other party. Notwithstanding any termination or expiration of this Agreement, the provisions of Paragraphs 5 and 6 and Exhibit A, which is attached hereto and incorporated herein, shall survive such termination or expiration.

3.	Services. Ladenburg will act as the Fund’s financial advisor with respect to the matters listed below related to a Transaction and may perform such of the following services in connection with a Transaction as it deems reasonably necessary:

a)	Prepare and review with the Board of Directors a list of potential funds and assets managers (collectively the “Acquirers”) which Ladenburg believes will be interested in a potential Transaction.

Ladenburg Thalmann & Co. Inc.

640 Fifth Avenue, 4th Floor

New York, NY 10019

MEMBER NYSE, NYSE American, FINRA, SIPC

Mr. Kevin Landis

November 27, 2023

b)	Using its reasonable efforts to introduce the Fund to Acquirers approved by the Board of Directors

c)	Assisting in the preparation and distribution of materials to provide to potential acquirers.

d)	Arranging, organizing and hosting meetings / presentations with Acquirers

e)	Evaluating Transaction proposals and providing the Fund’s Board of Directors with guidance on valuation and Transaction structure and terms.

f)	Assisting the Fund’s Board of Directors in negotiating the terms of a Transaction (as appropriate); and

g)	Coordinating due diligence, documentation and Transaction closing.

4.	Nature of Engagement. In order to facilitate Ladenburg’s efforts to effect a Transaction, during the Term, the Fund shall not authorize any other third party to act on the Fund’s behalf with respect to any Transaction.

5.	Fees. In consideration for the services described above, Ladenburg shall be entitled to receive, and the Fund agrees to pay Ladenburg, the following compensation:

a)	Transaction Fee. If the Fund consummates a Transaction with an Acquirer set forth in Schedule B, the Fund shall pay to Ladenburg a transaction fee as set forth in Schedule C (the “Transaction Fee”), payable by wire transfer at the closing of the Transaction.

b)	Fee Obligation. Ladenburg shall be entitled to the fees set forth in this Paragraph 5 with respect to any Transaction with an Acquirer set forth in Schedule B (which will be updated during the term of the Engagement) consummated during the Term. If no Transaction is consummated during the Term and if, within one year after the date of termination or expiration of this Agreement, the Fund completes a Transaction with any of the Acquirers (as outlined on Schedule B, which will be updated during the term of the Engagement) then Ladenburg will be due the Transaction Fee.

c)	Other. In the event that any portion of the Transaction(s) includes instruments or arrangements not contemplated by this Agreement, then the Fund agrees to negotiate with Ladenburg in good faith the amount of fees that will be due Ladenburg under such circumstances. No fee payable to any other financial advisor by the Fund or any other Fund in connection with the subject matter of this engagement shall reduce or otherwise affect any fee payable hereunder to Ladenburg. All fees due to Ladenburg hereunder shall have no offsets, are non-refundable and non-cancelable.

Mr. Kevin Landis

November 27, 2023

We look forward to formalizing our business relationship. If the foregoing and the attached Exhibit A correctly set forth our agreement, please execute the enclosed copy of this letter in the space provided and return it to us.

Very truly yours,

LADENBURG THALMANN & CO. INC.
640 5th Avenue, 4th Floor
New York, NY 10019

By:	/s/ Jeffrey Caliva
Name: Jeffrey Caliva
Title: Head of Capital Markets

Confirmed and agreed to this 27th day of November, 2023

Firsthand Technology Value Fund, Inc.

150 Almaden Blvd., Suite 1250

San Jose, CA 95113

By:	/s/ Kevin Landis

Name: Kevin Landis

Title: Chairman & CEO

Mr. Kevin Landis

November 27, 2023

EXHIBIT A

(A)	Consideration. For purposes of this Agreement, “Consideration” shall mean the value of the Transaction and shall include the aggregate value of all cash, securities, the assumption, satisfaction or forgiveness of debt and minority interest obligations, and any other forms of payment made, received or to be received, directly or indirectly, by the Fund (or any of its subsidiaries), its shareholders, or a third party, as the case may be, including any break-up or termination fee payable. Consideration shall expressly include amounts received under the terms of any “earn-out” provision, payments pursuant to a non-competition agreement, rights to receive periodic payments and all other rights that may be at any time (i) transferred or contributed to the Fund (or any of its subsidiaries), its affiliates or shareholders in connection with an acquisition of equity or assets thereof, (ii) transferred or contributed by the Fund (or any of its subsidiaries), its affiliates or shareholders in any transaction involving an investment in or acquisition of any third party, or acquisition of the equity or assets thereof, by the Fund (or any of its subsidiaries) or any affiliate thereof or (iii) transferred or contributed to the Fund (or any of its subsidiaries), its affiliates or shareholders and any other parties entering into any joint venture or similar joint enterprise or undertaking with the Fund (or any of its subsidiaries) or any affiliate thereof. The aggregate value of all such cash, securities and other property shall be the aggregate fair market value thereof as determined by Ladenburg and the Fund, or by an independent appraiser jointly selected by Ladenburg and the Fund, the cost of which shall be borne entirely by the Fund.

(B)	Representations of the Fund. The Fund hereby represents and warrants that any and all information supplied hereunder to Ladenburg in connection with any and all services to be performed hereunder by Ladenburg for and on behalf of the Fund shall be, to the best of the Fund’s knowledge, true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Fund hereby acknowledges that the ability of Ladenburg to adequately provide services as described herein is dependent upon the prompt dissemination of accurate, correct and complete information to Ladenburg. The Fund further represents and warrants hereunder that this Agreement has been duly and validly authorized by all requisite corporate action; that the Fund has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Fund, will represent the valid and binding obligation of the Fund enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

(C)	Indemnification. The Fund hereby agrees to indemnify and hold Ladenburg, its officers, directors, principals, employees, shareholders, affiliates, and members, and their successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs and legal expenses or expense whatsoever (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively, "Losses") arising out of, based upon, or in any way related or attributed to (i) any breach of a representation, warranty or covenant by the Fund contained in this Agreement or (ii) any activities or services performed hereunder by Ladenburg, unless it is finally judicially determined in a court of competent jurisdiction that such Losses were the primary and direct result of the intentional misconduct or gross negligence of Ladenburg in performing the services hereunder.

If Ladenburg receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Fund is or may be obligated to provide indemnification pursuant to this Section (C), Ladenburg shall, within thirty (30) days of the receipt of such written notice, give the Fund written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by Ladenburg of its right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt by the Fund of a Claim Notice from Ladenburg with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the Fund may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. Ladenburg shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. Ladenburg shall have the right to employ its own counsel in any such action. The Fund shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of Ladenburg, which consent shall not be delayed and which shall not be required if Ladenburg is granted a release in connection therewith. The indemnification provisions hereunder shall survive the termination or expiration of this Agreement.

Mr. Kevin Landis

November 27, 2023

The Fund further agrees, upon demand by Ladenburg, to promptly reimburse Ladenburg for, or pay, any Loss as to which Ladenburg has been indemnified herein with such reimbursement to be made currently as any Loss is incurred by Ladenburg. Notwithstanding the provisions of the aforementioned indemnification, any such reimbursement or payment by the Fund of fees, expenses, or disbursements incurred by Ladenburg shall be repaid by Ladenburg in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against Ladenburg based solely upon its gross negligence or intentional misconduct in the performance of its duties hereunder, and provided further, that the Fund shall not be required to make reimbursement or payment for any settlement effected without the Fund’s prior written consent (which consent shall not be unreasonably withheld or delayed).

If for any reason the foregoing indemnification is unavailable or is insufficient to hold Ladenburg harmless, the Fund agrees to contribute the amount paid or payable by Ladenburg in such proportion as to reflect not only the relative benefits received by the Fund, as the case may be, on the one hand, and Ladenburg, on the other hand, but also the relative fault of the Fund and Ladenburg as well as any relevant equitable considerations. In no event shall Ladenburg contribute in excess of the fees actually received by it pursuant to the terms of this Agreement.

For purposes of this Agreement, each officer, director, shareholder, member, and employee or affiliate of Ladenburg and each person, if any, who controls Ladenburg (or any affiliate) within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, shall have the same rights as Ladenburg with respect to matters of indemnification by the Fund hereunder.

(D)	Independent Contractor. It is expressly understood and agreed that Ladenburg shall, at all times, act as an independent contractor with respect to the Fund and not as an employee or agent of the Fund, and nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties. It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that Ladenburg shall have no right to bind the Fund in any manner. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement.

(E)	Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

(F)	Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose.

(G)	Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All other agreements between the parties hereto shall remain in full force and effect in accordance with their terms.

(H)	Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

Mr. Kevin Landis

November 27, 2023

(I)	Construction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Fund agrees that the sole and exclusive venue for any matters arising hereunder shall be the court of competent jurisdiction in New York County, New York and agrees to waive any objections to such venue. EACH OF LADENBURG AND THE COMPANY HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING, SUIT OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

(J)	Binding Nature. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

(K)	Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

(L)	Attorneys’ Fees and Court Costs. If any party to this Agreement brings an action, directly or indirectly based upon this Agreement or the matters contemplated hereby against the other party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not limited to, reasonable attorneys’ fees and expenses and court costs.

(M)	Computer Virus. During the course of this engagement, Ladenburg may exchange electronic versions of documents and emails with you using commercially available software. Unfortunately, the technology community is occasionally victimized by the creation and dissemination of so-called viruses, or similar destructive electronic programs. Ladenburg takes the issues raised by these viruses seriously and has invested in document and email scanning software that identifies and rejects files containing known viruses. Ladenburg also updates its system with the software vendor’s most current releases at regular intervals.

By utilizing this virus scanning software, Ladenburg’s system may occasionally reject a communication you send. Ladenburg in turn may send you something that is rejected by your system. This infrequent occurrence is to be expected as part of the ordinary course of business.

Because the virus protection industry is generally one or two steps behind new viruses, Ladenburg cannot guarantee that its communications and documents will always be virus free. Occasionally, a virus will escape and go undetected as it is passed from system to system. Although Ladenburg believes its virus protection measures are excellent, it can make no warranty that its documents will be virus free at all times.

Please inform Ladenburg immediately in the event a virus enters your Fund’s system via any electronic means originating from Ladenburg. Through cooperative efforts, disruption to communications can be minimized.

(N)	Information Disclosure. Ladenburg may disclose any information when it is believed necessary for the conduct of its business, or where disclosure is required by law. For example, information may be disclosed for audit or research purposes, or to law enforcement and regulatory agencies to do such things as prevent fraud. Information may also be disclosed to affiliates as well as to others that are outside Ladenburg. Ladenburg may make other disclosures of information as permitted by law.

(O)	Legal Services. While certain principals of Ladenburg are attorneys, Ladenburg is not, in any manner, providing legal services or legal advice to the Fund. Furthermore, the Fund agrees and acknowledges that Ladenburg is not an advisor as to tax, accounting or regulatory matters in any jurisdiction.

Mr. Kevin Landis

November 27, 2023

(P)	Securities Trading and Other Activities. Ladenburg is a full service securities firm engaged, directly or indirectly, in various activities, including securities trading, investment management, financing and brokerage activities. The Fund agrees and acknowledges that in the ordinary course of these activities, Ladenburg and its affiliates may actively trade the debt or equity securities (or related derivative securities) of the Fund and other companies which may be the subject of the engagement contemplated by this Agreement for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities. The Fund further agrees and acknowledges that Ladenburg and its affiliates also may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Fund or the Transaction and nothing herein shall in any way limit Ladenburg’s, or its affiliates’, ability to provide such services.

(Q)	No Fiduciary Duties. The Fund represents that it is a sophisticated business enterprise that has retained Ladenburg for the limited purposes set forth in this Agreement, and the parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims any intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

(R)	Regulatory Requirements. If necessary, the Fund agrees to provide Ladenburg with information and supporting documentation to enable Ladenburg to comply with the requirements under Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA Patriot Act") (Public Law 107-56), the Financial Crimes Enforcement Network, and other regulations.

(S)	Marketing. Ladenburg shall have the ability to publicize (i.e., use of the Fund logo in its marketing materials) its role in providing the Fund with the services noted herein.